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     PRICING SUPPLEMENT NO. 19                               Rule 424(b)(3)
     DATED: February 24, 1997                            File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

      Principal Amount:            Floating Rate Notes  Book Entry Notes
      $10,000,000                  [x]                  [x]

      Original Issue Date:         Fixed Rate Notes     Certificated Notes
      February 27, 1997            [_]                  [_]

      Maturity Date:
      February 28, 2000

      Option to Extend Maturity:   No  [x]

                                   Yes [_]   Final Maturity Date:

                                           Optional           Optional
                         Redemption        Repayment          Repayment
      Redeemable On      Price(s)          Date(s)            Price(s)
      -------------      --------          -------            --------

      N/A                N/A               N/A                N/A

     Applicable Only to Fixed Rate Notes:
     -----------------------------------

     Interest Rate:

     Applicable Only to Floating Rate Notes:
     --------------------------------------

      Interest Rate Basis:                  Maximum Interest Rate: N/A

      [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

      [_]  Federal Funds Rate               Interest Reset Date(s): *

      [_]  Treasury Rate                    Interest Reset Period: Quarterly

      [_]  LIBOR Reuters                    Interest Payment Date(s): **

      [x]  LIBOR Telerate

      [_]  Prime Rate                       Interest Payment Period: Quarterly

      [_]  CMT Rate

      Initial Interest Rate: ***

      Index Maturity:  Three Months

      Spread (plus or minus): +0.10%

     -------------------------

     *    On the 28th of each February, May, August and November.

     ** On the 28th of each February, May, August, November and at maturity.

     ***  Three month LIBOR as of February 25, 1997, plus 10 basis points.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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